UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 8, 2024

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On May 8, 2024, Transocean Titan Financing Limited (the “Company”), the guarantors named therein and Truist Bank, as trustee and collateral agent, entered into the first supplemental indenture (the “Supplemental Indenture”) to the indenture (the “Indenture”) governing the Company’s 8.375% Senior Secured Notes due 2028 (the “Notes”).

The Company entered into the Supplemental Indenture following receipt of the requisite consents from holders of at least a majority of the aggregate outstanding principal amount of the Notes pursuant to its previously announced consent solicitation (the “Consent Solicitation”) and delivery of the consent payment in the aggregate amount of $3,500,000 to such consenting holders for such consents on May 8, 2024. The Consent Solicitation expired at 5:00 p.m., New York City time, on May 7, 2024 (the “Expiration Date”). As of the Expiration Date, consents had been delivered and not validly revoked by holders of approximately 99% of the outstanding Notes.

The Supplemental Indenture amends the Indenture to specify that Collateral Rig Net Income (as defined in the Indenture) is to be calculated on an annualized basis commencing with the two-fiscal quarter period ending September 30, 2024, with the first test date of the Collateral Rig Leverage Ratio (as defined in the Indenture) being September 30, 2024.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The Consent Solicitation was made solely pursuant to the Consent Solicitation Statement, dated May 1, 2024, as supplemented, and the terms and conditions stated therein.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of May 8, 2024, among Transocean Titan Financing Limited, the Guarantors and Truist Bank, as trustee and collateral agent.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 8, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person